UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2021

Boston Private Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	001-35070	04-2976299
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Ten Post Office Square, Boston, Massachusetts 02109
(Address of principal executive offices)

(617) 912-1900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol(s)	Name of exchange on which registered
Common Stock, Par Value $1.00 per Share	BPFH	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed, on May 4, 2021, Boston Private Financial Holdings, Inc., a Massachusetts corporation (“Boston Private”), reconvened the adjourned special meeting of shareholders originally scheduled for April 27, 2021 (the “special meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of January 4, 2021 (as it may be amended from time to time, the “merger agreement”), by and between SVB Financial Group, a Delaware corporation (“SVB Financial”) and Boston Private, pursuant to which Boston Private will merge with and into SVB Financial, subject to the terms and conditions set forth therein.

On May 4, 2021, First Coast Results, Inc. (“First Coast”), the independent inspector of election for the special meeting, delivered its preliminary vote tabulation as to the voting results for each of the matters set forth below that were submitted to a vote at the special meeting.  These results are preliminary only and are subject to change based on the certification of the voting results by First Coast.  Boston Private will file an amendment to this Current Report on Form 8-K/A to disclose the final voting results after receiving First Coast’s final certified report.

As of the close of business on March 15, 2021, the record date for the special meeting, there were 82,438,353 shares of common stock, par value $1.00 per share, of Boston Private (“Common Stock”) outstanding, each of which was entitled to one vote for each proposal at the special meeting. Based on the preliminary results from First Coast, a total of 66,364,831 shares of Common Stock, representing approximately 80.5% of the shares of Common Stock outstanding and entitled to vote, were present via Boston Private’s special meeting website or represented by proxy, constituting a quorum to conduct business.

At the special meeting, the following proposals were considered and voted upon:

1.	a proposal to approve the merger agreement (the “Boston Private merger agreement proposal”);

2.
a proposal to approve, on an advisory (non-binding) basis, certain compensation arrangements for Boston Private’s named executive officers in connection with the merger (the “Boston Private merger-related compensation proposal”); and

3.
a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to approve the merger agreement (the “Boston Private adjournment proposal”).

Based on the preliminary results from First Coast, each of the three proposals was approved by the requisite vote of Boston Private’s shareholders. The preliminary voting results for each proposal as provided by First Coast are described below. For more information on each of these proposals, see the definitive proxy statement filed by Boston Private with the U.S. Securities and Exchange Commission on March 18, 2021.

1.	Boston Private merger agreement proposal:

For	Against	Abstain
59,216,988	7,012,067	135,774

2.	Boston Private merger-related compensation proposal:

For	Against	Abstain
58,535,880	7,335,564	493,387

3.	Boston Private adjournment proposal:

For	Against	Abstain
55,489,135	10,715,787	159,908

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Date: May 5, 2021	By:	/s/ Steven M. Gaven
Steven M. Gaven
Executive Vice President, Chief Financial Officer